Exhibit 99.2

1st Quarter Fiscal 2010 Results Presentation November 24, 2009

Participants Steven E. Nielsen President & Chief Executive Officer Timothy R. Estes Chief Operating Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel

Forward-Looking Statements and Non- GAAP Information This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the Company's fiscal 2010 second quarter results. The words "believe," "expect," "anticipate," "estimate," "intend," "forecast," "may," "should", "could", "project," "outlook" and similar expressions identify forward-looking statements. These forward-looking statements are based on management's current expectations, estimates and projections and speak only as of the date of this presentation. Forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this presentation. The factors that could affect future results and could cause these results to differ materially from those expressed in the forward- looking statements include, but are not limited to, those described under Item 1A, "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended July 25, 2009, and other risks outlined in the Company's periodic filings with the Securities and Exchange Commission ("SEC"). Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain "Non-GAAP" financial measures as defined by SEC rules. As required by the SEC we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slide included at slide 10 of this presentation.

Q1-2010 Overview Non-GAAP results of $0.15 per share Revenue of $259.1 million in Q1-10 declined sequentially by 3.9%; Year over year decline was 22.4% Margins improved year over year on a Non-GAAP basis Strong operating cash flows during the quarter Note: See "Regulation G Disclosure" slide for a reconciliation of GAAP to Non-GAAP financial measures.

Revenue by Customer Top 5 customers represented 65.5% of revenue in Q1-10 and 64.9% of revenue in Q1-09 Overall revenue decline was 22.4%, with top 5 customers down approximately 21.6% and all other customers down approximately 23.9%. Q1-09 included $15.0 million in storm work. Telecommunications Underground Facility Locating Electric Utilities and Other Construction and Maintenance * For comparison purposes, CenturyLink includes combined revenues from CenturyTel, Inc. and Embarq Corporation for each period presented.

Backlog and Employees Current Contract Awards and Extensions Customer Area Description Term (in years) AT&T Kentucky Master Service Agreement 1 CenturyLink North Carolina, South Carolina, Virginia, Tennessee, Pennsylvania, New Jersey, Ohio Master Service Agreements 2+ Qwest Oregon, Washington Master Service Agreements 3 Time Warner Cable California System Maintenance and Upgrade 1

Summary Results Contract Revenues ($ in millions) $340.0 $334.0 (22.4)% $300.0 $259.1 $260.0 $220.0 $180.0 Q1 2009 Q1 2010 Income from Continuing Operations -Non-GAAP ($ in millions) $14.0 $12.0 $10.9 $10.0 $8.0 $6.0 $5.8 $4.0 $2.0 $0.0 Q1 2009 Q1 2010 Note: See "Regulation G Disclosure" slide for a reconciliation of GAAP to Non-GAAP financial measures. Year over year revenue decline of 22.4% reflects customer reductions in capital spending. Revenue in Q1 2009 included $15.0 million of restoration services for storm work compared to none in Q1-2010. Fully Diluted EPS - Income from Continuing Operations - Non-GAAP Q1-09 Q1-10 $0.28 $0.15

Selected Financial Information

	Q1-10	Q1-09	Change (b)
		($ in millions)	
Contract Revenues	$ 259.1	$334.0	$ (74.9)
			(22.4)%
Cost of Earned Revenues - Non-GAAP (a)	$ 208.0	$268.6	$ (60.6)
	80.3%	*80.4%*	*(0.2)%*
General & Administrative	$ 23.5	$ 27.5	$ (4.0)
	9.1%	*8.2%*	*0.8 %*
Depreciation & Amortization	$ 15.2	$ 16.6	$ (1.4)
	5.9%	*5.0%*	*0.9 %*
Interest expense	$ 3.5	$ 4.1	$ (0.6)
	1.4%	*1.2%*	*0.2 %*
Income taxes - Non-GAAP (a)	$ 4.3	$ 7.3	$ (3.0)

- Year-over-year revenue decline of 22.4%.
- Cost of earned revenues declined as a percentage of revenue due to lower labor costs and reduced fuel prices. This decline was partially offset by increases in expenses for safety claims and other operating costs as a percentage of revenue.
- G&A declined primarily from reduced labor costs, stock-based compensation and professional fees.
- Depreciation & amortization declined from assets becoming full depreciated and asset sales.
- Interest expense decreased due to lower debt balances outstanding in the current period.
- Provision for income taxes-Non-GAAP decreased due to a lower level of taxable earnings in the current period.

(a) See "Regulation G Disclosure" slide for a reconciliation of GAAP to Non-GAAP financial measures.
(b) Amounts may not foot due to rounding.

Dycom Industries, Inc. 7

Cash Flow and Liquidity Cash Flows from Operating Activities and Cap-ex, net ($ in millions) $80 $71.1 $60 $40 $30.5 $24.6 $20 $20.9 $4.1$8.0 $8.4 $8.3 $4.8 $4.0 $0 Q1-09 Q2-09 Q3-09 Q4-09 Q1-10 Cash flow from operating activities Capital Expenditures, net of disposals October 24, 2009 ($ in millions) Cash and equivalents $ 120.5 Capital Leases Payable 0.6 Senior Credit Agreement, due Sept 2011 - Senior Subordinated Notes, due Oct 2015 135.4 Debt, including current portion $ 136.0 Letters of Credit outstanding $ 47.9 Availability on $210 million Senior Credit Agreement $ 162.1 Cash flow from operations was strong at $24.6 million for Q1-10. Combined days sales outstanding on trade receivables and net unbilled revenues were 60 days in Q1-10 and 62 days in Q4-09 (a). Capital expenditures, net of disposals at $8.3 million. Total debt, less cash balances, decreased to $15.5 million at the end of Q1-10 compared to $31.6 million as of Q4-09. In compliance with debt covenants as of October 24, 2009. (a) Days sales outstanding is calculated as the summation of current accounts receivable, plus costs and estimated earnings in excess of billings, less billings in excess of costs and estimated earnings, divided by average revenue per day during the respective quarter.

Summary Challenging economic environment Solid customer relationships At the forefront of evolving industry opportunities including those resulting from industry mergers and acquisitions Growing market share as customers consolidate vendors Encouraged by deployment of new technologies by cable operators Strong cash flows support working capital needs and capital investment Looking ahead to the second quarter of fiscal 2010: Revenues down sequentially reflecting seasonal patterns and slowing capital expenditures by a key customer Normal seasonal margins Modest loss per share anticipated

  

Appendix: Regulation G Disclosure

Reconciliation of GAAP to Non-GAAP Measures

($ in 000's, except per share amounts)

	Three Months Ended October 24, 2009			Three Months Ended October 25, 2008		
	GAAP	Reconciling Items	Non-GAAP	GAAP	Reconciling Items	Non-GAAP
Contract revenues	$ 259,116	$ -	$ 259,116	$ 333,967	$ -	$ 333,967
Cost of earned revenues, excluding depreciation and amortization	209,971	(2,000) (a)	207,971	268,646	-	268,646
General and administrative expenses	23,502	-	23,502	27,540	-	27,540
Depreciation and amortization	15,191	-	15,191	16,612	-	16,612
Interest income	35	-	35	135	-	135
Interest expense	(3,544)	-	(3,544)	(4,052)	-	(4,052)
Other income, net	1,105	-	1,105	402	551 (c)	953
Income from continuing operations before income taxes	8,048	2,000	10,048	17,654	551	18,205
Provision for income taxes (e)	4,525	(264) (b) (d)	4,261	7,068	221 (d)	7,289
Income from continuing operations, net of tax	$ 3,523	$ 2,264	$ 5,787	$ 10,586	$ 330	$ 10,916
Earnings per common share - Diluted:						
Income from continuing operations, net of tax	$ 0.09	$ 0.06	$ 0.15	$ 0.27	$ 0.01	$ 0.28
Shares used in computing Diluted EPS:	39,281,606		39,281,606	39,421,590		39,421,590

Amounts may not foot due to rounding.

The items reconciling "GAAP" to "Non-GAAP" financial measures are specifically described below.
(a) Cost of earned revenues for Q1-10 includes a $2.0 million charge for the proposed settlement of a wage and hour class action claim.
(b) During fiscal 2010, the Company recognized a non-cash income tax charge of $1.1 million for a valuation allowance on a deferred tax asset.
(c) Q1-09 included $0.6 million for the write-off of deferred financing fees in connection with the Company's previous credit agreement.
(d) Provision for income taxes includes the tax effect of the other reconciling items identified herein and the Q1-10 non-cash income tax charge described in (b).
(e) The Provision for income taxes, divided by Income from continuing operations before income taxes, represents the effective tax rate. On a GAAP basis this rate was 56.2% and 40.0% for the three months ended October 24, 2009 and October 25, 2008, respectively. On a Non-GAAP basis, this rate was 42.4% and 40.0% for the three months ended October 24, 2009 and October 25, 2008, respectively.

Dycom Industries, Inc. 10

1st Quarter Fiscal 2010 Results Presentation November 24, 2009